Exhibit 99.1

CONTACT:
PETsMART Investor Line (623) 587-2025

PETsMART Media Hotline (623) 587-2177

PETsMART REPORTS FIRST QUARTER 2003 RESULTS

• Leading Pet Retailer Earns $0.17 Per Share	• Comp Sales Up 4.8%
• Services Sales Grow 22.3 Percent	• 2003 EPS Estimates Raised to $0.88-$0.90

PHOENIX – May 29, 2003 – PETsMART, Inc., today announced results for its first quarter, which ended May 4, 2003.

     The company reported first quarter net income of $24.6 million, or $0.17 per share on a diluted basis. That compares with net income of $22.1 million, or $0.17 per share, for the first quarter of 2002, when the company had 6.2 million fewer shares outstanding.

     “We continued to be pleased with the performance of the model during the first quarter of 2003, especially considering the number of additional investments we made in the business and its growth,” said Phil Francis, chairman and chief executive officer. “We opened 19 new stores during the first quarter of 2003, up from just five new stores in the first quarter of 2002. In addition, we returned to our historical annual level of spending on advertising, after scaling back during the same period last year while we worked on the business. Each of these investments helped drive solid top line growth, even in the midst of difficult times.”

     Net sales for the first quarter of 2003 were $696.8 million, compared to $645.8 million for the same period last year. Comparable store sales – or sales in stores open at least a year – grew 4.8 percent over the first quarter of last year, when the company turned in comparable store sales growth of 12.1 percent.

     Pet services sales for the first quarter were $45.5 million, up $8.3 million or 22.3 percent over the first quarter of last year, an increase that reflects the company’s focus and investment in growing its grooming and training businesses.

     For the first quarter of 2003, gross margins were 29.5 percent, up 140 basis points from the first quarter of 2002.

     Operating, general and administrative expenses were 23.1 percent of net sales, compared with 21.7 percent in the first quarter of last year, and the company said it expects to begin to leverage expenses in the latter half of 2003.

     The company generated pre-tax income of 5.8 percent in the first quarter of 2003 and continues to project pre-tax income of 7 percent for the full year.

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PETsMART Announces First Quarter 2003 Results

     PETsMART projected its second quarter 2003 comparable store sales at 5 to 6 percent, and said it is comfortable with Wall Street’s second quarter earnings per share projection of approximately $0.17. For the year, the company continues to project comparable store sales of 6 to 8 percent, and revised its fiscal 2003 earnings per share projection up to approximately $0.88 to $0.90. The company said its adoption of the new Emerging Issues Task Force Issue No. 02-16 (EITF 02-16) standard on accounting for consideration from suppliers will have no impact on its earnings.

     “During the first quarter of 2003, PETsMART once again proved that we have a solid, growing business today, and that we’re extremely well positioned to sustain that performance and our momentum for many quarters to come,” Francis said. “Our reformatted stores, our growing pet services businesses, and our ability to provide our customers with great service continued to contribute to the business, and we moved forward in testing several new initiatives that can drive our future growth. We’re continuing to generate cash and we have the balance sheet and the financial flexibility to achieve our goals.”

     The company opened 19 new stores, closed two locations and reformatted 49 stores in the first quarter of 2003, which compares with five new store openings, two store closures and 72 store reformats during the first quarter of 2002. The company expects to open 16 new stores, close four locations and reformat 63 stores in the second quarter of 2003, compared with the nine new store openings, two store closures and 76 reformats in the second quarter of 2002. PETsMART plans to open 60 net new stores and complete planned reformats in the balance of the chain during 2003.

     PETsMART management has scheduled a teleconference for 11:30 a.m. (EDT) today to discuss results for the first quarter of 2003, as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 888-428-4471 (within the United States) or 612-332-0632 (for international callers). A phone replay will also be available through June 12, 2003 at 800-475-6701 in the United States or at 320-365-3844 for international callers, code 682838.

     For more information, including a copy of this press release and PETsMART’s Current Report on Form 8-K, a reconciliation of the difference between any non-GAAP financial measures discussed on the teleconference and the most directly comparable GAAP measure, and any other non-GAAP material historical financial and other statistical information contained in the Web-cast, please visit the Investor Relations section of PETsMART’s Web site at www.petsmart.com.

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PETsMART Announces First Quarter 2003 Results

     PETsMART, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 600 pet stores in the United States and Canada, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.petsmart.com). PETsMART provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PETsMART Charities, an independent 501(c)3 organization, has donated more than $24 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than 1.5 million pets.

     This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PETsMART, Inc., and risks arising when investing in PETsMART, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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PETsMART, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended

	May 4, 2003	% of Sales	May 5, 2002	% of Sales

Net sales	$696,798	100.00%	$645,788	100.00%
Cost of sales	491,179	70.49%	464,250	71.89%

Gross profit	205,619	29.51%	181,538	28.11%
Operating expenses	131,827	18.92%	116,511	18.04%
General and administrative expenses	29,312	4.21%	23,923	3.70%

Operating income	44,480	6.38%	41,104	6.36%
Interest expense, net	(4,301)	-0.62%	(4,802)	-0.74%

Income before income tax expense	40,179	5.77%	36,302	5.62%
Income tax expense	15,569	2.23%	14,157	2.19%

Net income	$24,610	3.53%	$22,145	3.43%

Basic earnings per share	$0.18		$0.18

Diluted earnings per share	$0.17		$0.17

Weighted average number of shares outstanding — basic	140,222		125,561
Weighted average number of shares outstanding — diluted	144,638		138,389
Stores opened during each period	19		5
Stores closed during each period	(2)		(2)
Stores open at end of each period	600		563

PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	Quarter Ended	FY 2002
	May 4,	February 2,
	2003	2003

Assets
Cash and cash equivalents	$217,275	$253,936
Receivables, net	9,963	9,657
Merchandise inventories	288,325	257,090
Other current assets	60,054	60,728

Total current assets	575,617	581,411
Property and equipment, net	519,017	489,947
Deferred income taxes	24,890	25,798
Other assets	62,870	61,700

Total assets	$1,182,394	$1,158,856

Liabilities and Stockholders’ Equity
Accounts payable	$116,753	$102,169
Other current liabilities	153,710	178,731
Current portion capital lease obligations	4,806	7,564

Total current liabilities	275,269	288,464
Capital lease obligations	158,585	159,443
Other liabilities	32,388	29,750

Total liabilities	466,242	477,657
Stockholders’ equity	716,152	681,199

Total liabilities and stockholders’ equity	$1,182,394	$1,158,856